Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated March 1, 2004, filed with the ML Life Insurance Company of New York Annual Report on Form 10-K for the year ended December 31, 2003 into the Registration Statement on Form S-3 of ML Life Insurance Company of New York (No. 33-60288).

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 24, 2004